Exhibit 99.1

Cutera Comments on Termination of Voce Capital’s Special Meeting Proxy Solicitation

Resolves Dispute with Former CEO David Mowry

BRISBANE, Calif. – May 11, 2023 – CUTERA, INC. (“Cutera” or the “Company”) (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today commented on the termination of the proxy solicitation by Voce Capital Management LLC (“Voce Capital”) with respect to the Special Meeting of Stockholders, scheduled for June 9, 2023 (the “Special Meeting”).

Cutera issued the following statement:

The Special Committee of the Cutera Board of Directors deeply values the constructive engagement we have had with our stockholders over recent weeks. The Board refreshment we announced on May 9, 2023, followed an agreement with two of our largest stockholders, which collectively own more than 15% of the Company’s outstanding shares. The four new independent directors were selected by the Special Committee after a comprehensive process of identifying, vetting and interviewing candidates.

The Special Committee notes that two of its five members have decided not to stand for reelection at the 2023 Annual Meeting. The remaining three members were appointed to the Board in the past two years, and with approval of Voce Capital’s J. Daniel Plants in his then-capacity as Executive Chairman of the Board. While Voce Capital refers to the Special Committee members as “entrenched”, the Committee notes that it is, ironically, Mr. Plants who appears to be unwilling to give up his Board seat, even as his clinging to that seat costs the Company significant money and causes immense distraction.

The Special Committee will continue to take action that is in the best interest of Cutera and all stakeholders, and we look forward to moving beyond this matter. We thank our stockholders and employees for their continued support as we work to drive value.

The Company separately announced today that it has also resolved its dispute with former Chief Executive Officer, David H. Mowry. Mr. Mowry resigned from the Company’s Board with immediate effect, will be available to assist the CEO transition and will withdraw from his participation in Mr. Plants’ litigation against Cutera. Mr. Mowry has also withdrawn his demand for the Special Meeting.

Although Voce Capital has announced that it does not intend to solicit proxies for the Special Meeting, Mr. Plants has not withdrawn his demand for the Special Meeting. Accordingly, the Company currently intends to hold the Special Meeting as scheduled.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

Additional Information and Where to Find It

Cutera, Inc. (the “Company” or “Cutera”) has filed a preliminary proxy statement on Schedule 14A, an accompanying preliminary white proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of any definitive proxy statement of the Company, an accompanying white proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://ir.cutera.com or by contacting the Company’s Investor Relations Department at IR@cutera.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company and certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Special Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023, as amended, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the Special Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Forward Looking Statements

Statements contained in this communication which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by the Company.

Greg Barker

VP, Corporate FP&A

415-657-5500

IR@cutera.com

Nick Lamplough / Rachel Goldman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449